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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2006

CHINA PROPERTIES DEVELOPMENTS, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-50637

Colorado                                                                                                  84-1595829
(State or other jurisdiction                                                                    (I.R.S. Employer
of incorporation)                                                                                Identification No.)

89 Chang’an Middle Rd.
Yangming International Tower, Flrs. 26/27
Xi’an, China
(Address of principal executive offices) (zip code)

86 29 85257560
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02       Departure of Directors or Principal Officers; Election of Directors;
                       Appointment of Principal Officers.

          (d)        On August 22, 2006, the Board of Directors of China Properties Developments, Inc. (the “Company”) appointed Mr. Mingchuan Ren and Mr. Qianfei Yuan as directors of the Company.  As a result, the Board of Directors now consists of six members.

          MINGCHUAN REN (age 46) is currently Honorary Professor at both Norwegian School of Management (BI) (since 2006) and at the School of Business, HongKong Unversity (since July 2001).  Mr. Ren is also currently Associate Professor with the Department of Accounting and Finance, at Fudan University, Shainghai, China. Mr. Ren has held this position since Octover 2000. Previously Mr. Ren, from March 2004 to May 2004, was International Faculty Fellow at Sloan School, Massachusetts Institute of Technology (MIT, US) and from January 2002 to June 2002, he was International Faculty Fellow.  From November 1992 to December 1993, Mr. Ren was Visiting Scholar, Dept. of Accounting and Finance, Hull University (Sponsored by a scholarship from Zhejiang University).  From August 1988 to September 1992, Mr. Ren was a lecturer and course leader for the Accounting, Dept. of Management, Zhejiang University of Technology and from August 1982 to August 1985, he was assistant lecturer.

          Mr. Ren, who resides in Shanghai, China, was a participant in the August 2006 Program in Case Method and Participant-Centered Learning, at Harvard Business School, Harvard University (US).  Mr. Ren earned his Ph.D in accounting, Dept. of Accounting and Finance, from Hull University (UK) in December 1994. Mr. Ren’s Ph.D was sponsored by the British award for overseas research students; Edward scholarship of Leeds University; and the departmental scholarship of Hull University. From September 1985 to July 1988, Mr. Ren attended Xiamen University and completed his MA in accounting, Dept. of Accountancy.  In July 1982 Mr. Ren received his BA in accounting from the Dept. of Accounting and Finance, Anhui Institute of Finance & Trade.

          QIANFEI YUAN (age 41) is currently (since April 2003) Manager of Corporation Administration, at the Shenzhen Airport Industry Corporation Co., Ltd., Shenzhen, Guangdong.  From August 2001 to April 2003, Mr. Yuan was President of Shanghai Chengfei Aerospace Equipment Co., Ltd., Shanghai.  From May 2001 to August 2001, Mr. Yuan was Manager of Statistics at China Petrol Airport Co., Ltd. Shenzhen Branch Shenzhen, Guangdong.  From June 2000 to April 2001, Mr. Yuan was Manager of Assets Management at Shenzhen Airport Industry Corporation Co., Ltd., Shenzhen, Guangdong.  From June 1999 to May 2000 Mr. Yuan was Manager of Accounting Department at Shenzhen Chengxiang Industrial Co. Ltd., Shenzhen, Guangdong.  Mr Yuan was employed as Deputy Manager of Accounting Department, from January 1997 to May 1999 at Shenzhen Airport Industry Corporation Co., Ltd. Shenzhen, Guangdong.  Mr. Yuan was Deputy Manager of Auditing Department from October 1996 to January 1997 at Shenzhen Airport Industry Corporation Co., Ltd., Shenzhen, Guangdong.  Previously, Mr. Yuan was Lecturer of Management Department, from July 1988 to October 1996 at Zhejiang University, Business Administration College, Hangzhou, Zhejiang.

          Mr. Yuan resides in Shenzhen, Guangdong, China. He received his MA in Statistics, Economics from the Xiamen University, Xiamen, Fujian Province in 1988.  In 1985, Mr. Yuan received his BSc in Mechanics from the Nanchang University, Nanchang, Jiangxi Province.

          Neither Mr. Ren nor Mr. Yuan has been appointed to serve on any of the Board’s committees.  There are no arrangements or understanding between either of them and any other persons pursuant to which either was selected as a director.  There have been no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which either Mr. Ren or Mr. Yuan had, or will have, a direct or indirect material interest.

Item 9.01       Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

Exhibits:

                99.1         Press release dated August 24, 2006

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                 CHINA PROPERTIES DEVELOPMENTS, INC.
                                                                                  (Registrant)

Dated:    August 24, 2006                                           By:          /s/ Shuo (Steven) Lou
                                                                                   Name:     Shuo (Steven) Lou
                                                                                   Title:       Chief Financial Officer